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                                                                   Exhibit 99.1
                 e.spire(R) REPORTS RECORD THIRD QUARTER RESULTS

    e.spire POSTS REVENUES OF $91.8 MILLION, RECORD ON-SWITCH LINE GROWTH OF 47,000, RECORD LOW EBITDA LOSS OF $4.4 MILLION, AND CONTINUED STRONG RESULTS FOR
           ITS ENGINEERING/CONSTRUCTION AND WEB HOSTING SUBSIDIARIES

     HERNDON,  VA,  OCTOBER 24, 2000 -- e.spire  Communications,  Inc.  (NASDAQ:
ESPI), the communications company for the networked economy, today announced record operational and financial results for the quarter ended September 30, 2000. Net revenues were $91.8 million, with revenues of $58.0 million, a record high, for its core telecom business, $26.6 million for ACSI Network Technologies, Inc., its engineering and construction subsidiary, and $7.2 million for CyberGate, Inc., its Web hosting subsidiary.

Net on-switch equivalent lines were up approximately 47,000. At the same time, e.spire wrote off all remaining off-switch resale lines, which were in excess of 16,000, completing the elimination effort that began in 1999. At the end of the third quarter, e.spire's access lines totaled 217,692.

"We continue to improve our operating and financial results and are performing even better than anticipated," said e.spire Chairman and Acting Chief Executive Officer George F. Schmitt. "I am proud of the performance of all three of our business units and anticipate that improvements will continue in the coming quarters. I am especially pleased that our core telecom EBITDA losses declined by nearly 35% this quarter and that 19 of our 28 switched cities are EBITDA positive."

"In addition to the strong operational results, we renegotiated our Senior Secured Credit Facility; sold our dial-up ISP lines, exiting that business as we had previously announced; and obtained binding commitments, pending shareholder approval, of $125 million in new equity funding. As a result of the amendments to our Senior Secured Credit Facility, we are now in compliance with our debt covenants and expect to remain in compliance," added Schmitt.

Results by Business Unit

e.spire Communications, Inc.

e.spire, the integrated communications provider (ICP), reported net revenues of $58.0 million, a 5% increase from $55.5 million in the previous quarter. e.spire's net on-switch equivalent lines totaled 217,692, with a churn rate, excluding resale lines, of less than 5% for the quarter. The gross margin for the business unit was 46%, up from 36% last quarter.



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e.spire(R) REPORTS RECORD THIRD QUARTER RESULTS/Page 2

"We are pleased with our gross margin this quarter of 46% and will continue to focus on improvements in coming quarters for our core telecom business," said Christopher J. Resavy, e.spire Chief Operating Officer. "Our billing and collection processes have improved. We have also improved the integrity of our customer database, which we plan to continue to update and maintain. For the first time, sales of our integrated data product and data equivalent line additions exceeded our voice grade additions. We intend to continue to execute on this strategy."

ACSI Network Technologies, Inc.

ACSI NT reported revenues of $26.6 million for the quarter, up 35% from $19.7 million in the third quarter 1999. The gross margin reported for the quarter was 43%. ACSI NT's revenues depend on the timing of contract wins and revenue recognition for IRUs, a key component of ACSI NT's business.

"This was a good quarter for us, highlighted by the signing of a $52 million contract with Global Metro Networks (USA), which gives us a base from which to build in the coming four to five quarters," said Michael P. Miller, ACSI NT President and COO. "We expect our fourth quarter revenues to be in the $17 million to $20 million range with a gross margin in the 40% to 50% range, and we expect to remain cash flow positive."

CyberGate, Inc./ValueWeb

CyberGate, e.spire's Internet subsidiary, completed its transition from the dial-up ISP business to a Web hosting and colocation business with the sale of its ISP lines to EarthLink, Inc. The final purchase price is dependent on future customer counts and the Company expects to record a gain in the fourth quarter of 2000.

"We look forward to continued sequential growth of 10% to 20% each quarter in our Web hosting and colocation business," said Tomas V. Mikaelsson, CyberGate President and COO. "At the end of the quarter, we hosted 78,600 Web sites, up almost 10% from last quarter, and up 97.1% over the prior year quarter's 39,888 sites."





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e.spire(R) REPORTS RECORD THIRD QUARTER RESULTS/Page 3

Financial Performance

e.spire's EBITDA improved by 50% from a loss of $8.8 million last quarter to a loss of $4.4 million in the third quarter, and improved 80% from a loss of $21.8 million for the year-ago quarter. Net loss applicable to common stockholders and net loss per common share for the third quarter 2000 was $(77.7) million, or $(1.44) per common share, compared to $(81.6) million, or $(1.56) per common share, for the second quarter of 2000.

Revenue Mix

"Our revenue mix continued to be biased toward retail voice, data and special access services which have higher margins for us," said Bradley E. Sparks, e.spire Chief Financial Officer. "We expect to see more growth in these areas as revenues from resale lines, reciprocal compensation, and carrier access billing declined to $18.9 million in the third quarter, compared to $19.0 million for the previous quarter. We expect this trend to continue in the coming quarters."

Equity Funding and Liquidity

     In September, e.spire announced that it had secured $125 million in equity financing, including $50 million received in September. The remaining $75 million will be drawn as necessary, pending shareholder approval at a special meeting scheduled for November 16, 2000. Concurrently, e.spire finalized a loan agreement with its bank group. "e.spire used approximately $30 million of its cash and short-term investments during the third quarter for capital expenditures," added e.spire CFO Sparks. "At September 30, 2000, e.spire had more than $43 million of unrestricted cash and short-term investments."

Shareholder Lawsuit

"While progress has been slower that we expected, we still believe we will ultimately prevail in defending ourselves from this frivolous action," said e.spire Chairman Schmitt. "We do not expect this to be resolved before next year."

Outlook

 "I expect our operating progress to continue going forward," said e.spire Chairman Schmitt. "We have done what we said we would do so far and are confident our operations will continue to improve."



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e.spire(R) REPORTS RECORD THIRD QUARTER RESULTS/Page 4

Corporate Background

 ACSI NT

     ACSI Network Technologies, Inc., a wholly owned subsidiary of e.spire Communications, Inc., provides optical fiber infrastructure solutions and strategic network design services for organizations deploying networks in major metropolitan cities throughout the United States. Current clients include telecommunications carriers, municipalities, school districts, utilities, and Fortune 500 companies. ACSI NT has fiber inventory in Atlanta, Dallas, Houston, Fort Lauderdale/Miami, Tampa, and Washington, DC/Northern Virginia, More information about ACSI NT is available at ACSI NT's Web site, www.acsint.net.

CyberGate and ValueWeb

CyberGate is a wholly owned subsidiary of e.spire Communications, Inc., headquartered in Fort Lauderdale, FL. CyberGate's subsidiary, ValueWeb, offers a comprehensive line of shared, dedicated, and colocation Web hosting solutions. Featuring state-of-the-art facility and network infrastructure, e-commerce, and Web design applications, ValueWeb provides businesses turnkey resources for enhancing their Web sites' effectiveness in the marketplace. Now hosting nearly 80,000 Web sites for customers in more than 136 countries, ValueWeb is one of the largest Web hosting companies in the world.

ValueWeb is an IBM Premier Business Partner, a Microsoft Certified Solution Provider, a Network Solutions Alliance Partner, a Hewlett Packard Premier Partner, an Intel iASP Alliance Member, and a Cobalt True Blue Sapphire Partner.

More information about ValueWeb dedicated servers and colocation services, including interactive demonstrations of network architecture, is available on the ValueWeb Web site, www.valueweb.com.

e.spire Communications

     e.spire's national ATM backbone--one of North America's largest--transports data over long-haul fiber networks and e.spire's local metropolitan networks to 47 e.spire-owned and -operated Alcatel data switches and 52 carrier-grade routers. Through network-to-network interconnections, the e.spire data network accesses nearly 400 points of presence, or POPS, throughout the United States. e.spire's carrier-grade backbone now rivals the most extensive backbones in performance, coverage, and redundancy.

     e.spire operates 38 local area fiber-optic networks, including six in Tier-1 markets (Atlanta, Miami/Fort Lauderdale, New York, Philadelphia. San
Antonio, and Washington, DC/Northern Virginia). In total, as of September 30, 2000, e.spire's network is comprised of 28 Class 5 voice switches, 184,233 fiber miles, 3,883 route miles, 110 colocations, and 802 on-net buildings.

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e.spire(R) REPORTS RECORD THIRD QUARTER RESULTS/Page 5

     e.spire has networks in the following metropolitan markets (a * indicates networks that are not equipped with a Class 5 switch): Albuquerque, NM; Amarillo, TX*; Atlanta, GA; Austin, TX; Baltimore, MD; Baton Rouge, LA*; Birmingham, AL; Charleston, SC*; Chattanooga, TN*; Colorado Springs, CO; Columbia, SC; Columbus, GA; Corpus Christi, TX*; Dallas, TX; El Paso, TX; Fort Worth, TX; Fort Lauderdale/Miami, FL; Greenville, SC; Irving, TX*; Jackson, MS*; Jacksonville, FL; Kansas City, KS/Kansas City, MO; Las Vegas, NV; Lexington, KY; Little Rock, AR; Louisville, KY*; Mobile, AL; Montgomery, AL; New Orleans, LA; New York, NY; Philadelphia, PA; San Antonio, TX; Shreveport, LA*; Spartanburg, SC*; Tampa, FL; Tucson, AZ; Tulsa, OK; and Washington, DC/Northern Virginia.

     e.spire Communications, Inc. is a leading integrated communications provider, offering traditional local and long distance, dedicated Internet access, and advanced data solutions, including ATM and frame relay. e.spire also provides Web hosting, dedicated server, and colocation services through its Internet subsidiary, CyberGate, Inc., and its subsidiary ValueWeb. e.spire's subsidiary, ACSI Network Technologies, Inc., provides third parties, including other communications concerns, municipalities, and corporations, with turnkey fiber-optic design, construction, and project management expertise. More information about e.spire is available at e.spire's Web site, www.espire.net.



















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e.spire(R) REPORTS RECORD THIRD QUARTER RESULTS/Page 6

     Certain statements regarding the development of the Company's businesses, the markets for the Company's services and products, the Company's anticipated capital expenditures, anticipated EBITDA and other statements are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified as any statement that does not relate strictly to historical or current facts. Forward-looking statements use such words as plans, expects, will, will likely result, are expected to, will continue, is anticipated, estimate, project, believes, anticipates, intends and expects, may, should, continue, seek, could and other similar expressions. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation, the Company's degree of financial leverage, risks associated with debt service requirements and interest rate fluctuations, risks associated with acquisitions and the integration thereof, the impact of restriction under the Company's financial instruments, dependence on availability of transmission facilities, regulation risks including the impact of the Telecommunications Act of 1996, contingent liabilities, the impact of competitive services and pricing, the ability of the Company to successfully implement its strategies, as well as the other risks referenced from time to time in the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 1999. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Contact:
Media Relations
Peggy Disney
703.639.6738
peggy.disney@espire.net

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